MADSEN & ASSOCIATES, CPA's INC.

Certified Public Accountants and Business Consultants

684 East Vine St. #3
Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated August 28, 2007, accompanying the audited financial statements of Kerrisdale Mining Corporation at July 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the period December 19, 2006 (date of inception) to July 31, 2007 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2 amendment 1.

January 18, 2008

Madsen & Associates CPA's, Inc.

Madsen & Associates, CPA's Inc.